                                                            Exhibit EX-99.e.1.ii

                                 AMENDMENT I TO
                                   SCHEDULE I
                          OF THE DISTRIBUTION AGREEMENT

     This Schedule to the Distribution  Agreement  between Voyageur Mutual Funds
III and  Delaware  Distributors,  L.P.  entered  into as of August 31,  2003 and amended as of August 31, 2006 (the "Agreement") lists the Series and Classes for which Delaware  Distributors,  L.P. provides  distribution  services pursuant to this Agreement,  along with the 12b-1 Plan rates, if applicable,  for each class and the date on which the Agreement became effective for each Series.

----------------------------- --------------------- ------------------ -------------------- ------------------
                                                    Total  12b-1 Plan  Portion  designated
                                                    Fee   Rate   (per  as   Service    Fee
                                                    annum    of   the  Rate (per  annum of
                                                    Series'   average  the         Series'
                                                    daily net  assets  average  daily  net
                                                    represented    by  assets  represented
                                                    shares   of   the  by  shares  of  the
Series Name                   Class Names           Class)             Class)               Effective Date
----------------------------- --------------------- ------------------ -------------------- ------------------
Delaware Large Cap Core Fund  A Class                      .25%                             August 31, 2006
----------------------------- --------------------- ------------------ -------------------- ------------------
                              C Class                     1.00%               .25%          August 31, 2006
----------------------------- --------------------- ------------------ -------------------- ------------------
                              R Class                      .60%                             August 31, 2006
----------------------------- --------------------- ------------------ -------------------- ------------------
                              Institutional Class                                           August 31, 2006
----------------------------- --------------------- ------------------ -------------------- ------------------
Delaware Select Growth Fund   A Class                      .30%                             April 19, 2001
----------------------------- --------------------- ------------------ -------------------- ------------------
                              B Class                     1.00%               .25%          April 19, 2001
----------------------------- --------------------- ------------------ -------------------- ------------------
                              C Class                     1.00%               .25%          April 19, 2001
----------------------------- --------------------- ------------------ -------------------- ------------------
                              R Class                      .60%                             May 15, 2003
----------------------------- --------------------- ------------------ -------------------- ------------------
                              Institutional Class                                           April 19, 2001
----------------------------- --------------------- ------------------ -------------------- ------------------

                                      I-1